United States
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                                 April 30, 2005
                                 --------------


                                   FNB BANCORP
             (Exact name of registrant as specified in its charter)


                                   California
                 (State or other jurisdiction of incorporation)


                000-49693                           92-2115369
         (Commission File Number)        (IRS Employer Identification No.)


            975 El Camino Real, South San Francisco, California 94080
             (Address of principal executive offices)    (Zip Code)


       Registrant's telephone number, including area code: (650) 588-6800


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

         On May 2, 2005, the registrant (FNB Bancorp) announced the consummation of its all-cash acquisition of Sequoia National Bank (San Francisco, California), which was effected through a consolidation and merger transaction with its subsidiary, First National Bank of Northern California, under the terms of the Acquisition Agreement dated November 5, 2004, as amended, signed by the two banks. Pursuant to this transaction, the two banking offices of Sequoia National Bank located at 65 Post Street and 699 Portola Drive in San Francisco, California, have become branches of First National Bank of Northern California.

         A copy of the Press Release issued by the registrant on May 2, 2005, is attached to this report as Exhibit 99.28 and is incorporated here by reference.

         The financial statements and pro forma financial information in regard to the acquisition of Sequoia National Bank, as required by Item 2.01 of Form 8-K, will be filed with the Commission as soon as practicable hereafter by an amendment of this report.

Item 9.01.  Financial Statements and Exhibits.

         (c) Exhibits

                  2.5 Second Addendum to Acquisition Agreement, signed among First National Bank of Northern California, Sequoia National Bank, Hemisphere National Bank, Privee Financial Inc. and SNB Interim National Bank, made effective as of April 15, 2005.

                  99.28 Press Release dated May 2, 2005, announcing the closing of the acquisition of Sequoia National Bank



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           FNB BANCORP  (Registrant)


Dated:  May 2, 2005.                       By: /s/ JAMES B. RAMSEY
                                               ---------------------------------
                                               James B. Ramsey
                                               Senior Vice President and
                                               Chief Financial Officer

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